Exhibit 99.1

Foremost Fabricators, LLC

(A Limited Liability Company)

Financial Report

12.31.2013

Independent Auditor’s Report

To the Board of Directors

Foremost Fabricators, LLC

Goshen, Indiana

Report on the Financial Statements

We have audited the accompanying financial statements of Foremost Fabricators, LLC which comprise the balance sheet as of December 31, 2013, and the related statements of income, changes in members’ equity and cash flows for the year then ended and the related notes to these financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foremost Fabricators, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Elkhart, Indiana

February 7, 2014

Foremost Fabricators, LLC

(A Limited Liability Company)

Balance Sheet

December 31, 2013

ASSETS

Current Assets
Cash	$14,878
Trade receivables	857,312
Inventories	13,983,524
Prepaid expenses	15,353

Total current assets	14,871,067

Leasehold Improvements and Equipment, at depreciated cost	4,213,070

Other Assets
Deposits	43,120

$19,127,257
LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Notes payable, bank	$5,350,000
Current maturities of long-term debt	250,000
Accounts payable	2,621,704
Accrued expenses	666,309

Total current liabilities	8,888,013

Members' Equity	10,239,244

$19,127,257

See Notes to Financial Statements.

Foremost Fabricators, LLC

(A Limited Liability Company)

Statement Of Income

Year Ended December 31, 2013

Revenues:
Product sales	$69,540,041

Other income	53,783

Total revenue	69,593,824

Cost of goods sold	61,110,404

Gross profit	8,483,420

Operating expenses:
Selling and delivery	1,151,638
General and administrative	2,852,347
4,003,985

Operating income	4,479,435

Interest expense	(236,942)

Net income	$4,242,493

See Notes to Financial Statements.

Foremost Fabricators, LLC

(A Limited Liability Company)

Statement Of Members' Equity

Year Ended December 31, 2013

Balance, beginning	$8,484,030
Net income	4,242,493
Distributions	(2,487,279)
Balance, ending	$10,239,244

See Notes to Financial Statements.

Foremost Fabricators, LLC

(A Limited Liability Company)

Statement Of Cash Flows

Year Ended December 31, 2013

Cash Flows From Operating Activities
Net income	$4,242,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	363,822
Loss on disposal of leasehold improvements and equipment	31,680
Change in assets and liabilities:
Decrease in:
Trade receivables	297,889
Inventories	1,399,121
Prepaid expenses	43,902
Other assets	15,617
Increase (decrease) in:
Accounts payable	(4,054,236)
Accrued expenses	143,409
Net cash provided by operating activities	2,483,697

Cash Flows From Investing Activities
Purchase of leasehold improvements and equipment	(1,093,440)
Net cash (used in) investing activities	(1,093,440)

Cash Flows From Financing Activities
Net borrowings on lines of credit, bank	1,340,000
Payments on long-term debt	(250,000)
Distributions	(2,487,279)
Net cash (used in) by financing activities	(1,397,279)
(Decrease) in cash	(7,022)

Cash, beginning	21,900

Cash, ending	$14,878

See Notes to Financial Statements.

Foremost Fabricators, LLC

Notes To Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

The Company is engaged in the fabrication and sale of aluminum sheet products and the sale of fiberglass sheet materials to the recreational vehicle industry. The Company sells its products to customers throughout the United States, generally on terms of 30 days.

Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

The Company has cash on deposit in one financial institution which, at times, may be in excess of FDIC insurance limits.

Trade receivables:

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. An allowance for doubtful accounts of $52,000 was recorded at December 31, 2013. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days.

Inventories:

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Depreciation:

Depreciation of leasehold improvements is computed by the straight-line method over the lesser of remaining lease term or estimated useful life. Depreciation of other fixed assets is computed principally by the straight-line method over the estimated useful lives of the assets, summarized as follows:

Years

Machinery and equipment	3-20
Furniture and fixtures	3-7
Vehicles	5

Foremost Fabricators, LLC

Notes To Financial Statements

Long-lived assets:

In accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets. The Company concluded that there was no impairment at December 31, 2013.

Revenue recognition:

The Company generally manufactures product based on specific orders from customers. Revenue is recognized normally upon shipment and issuance of an invoice to the customer. The expense associated with the cost of deliveries to customers for the year ended December 31, 2013 is approximately $1,020,000 and is included in selling and delivery expenses.

Delayed adoption of accounting standard:

The FASB issued ASC 480, “Distinguishing Liabilities from Equity” (ASC 480). ASC 480 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows determined at each balance sheet date with the change in that value reported as interest expense in the income statement. Prior to the application of ASC 480, either those financial instruments were not required to be recognized, or if recognized were reported in the balance sheet as equity and changes in the value of those instruments were normally not recognized in net income.

As explained further in Note 7, the Company has a membership repurchase agreement that will be reported as a liability when ASC 480 is applied. The fair value of the membership repurchase will be transferred from members' equity to liabilities at the date ASC 480 is applied and will have the effect of reducing members' equity and increasing liabilities by approximately $15,360,000. The effective date for required application of ASC 480 has been deferred indefinitely for instruments that are mandatorily redeemable such as the membership repurchase agreement in Note 7.

Subsequent events:

The Company has evaluated subsequent events to determine potential recognition and/or disclosure through February 7, 2014, the date the financial statements were available to be issued.

Note 2.	Inventories

Inventories at December 31, 2013 consist of the following:

Raw materials	$13,186,843
Finished goods	771,443
Scrap	25,238
$13,983,524

Foremost Fabricators, LLC

Notes To Financial Statements

Note 3.	Leasehold Improvements and Equipment

The cost of leasehold improvements and equipment and the related accumulated depreciation at December 31, 2013 are as follows:

2013

Leasehold improvements	$670,160
Machinery and equipment	4,939,140
Furniture and fixtures	229,805
Vehicles	50,140
5,889,245
Less accumulated depreciation	1,676,175
$4,213,070

Note 4.	Pledged Assets and Note Payable

The Company has a $10,000,000 line-of-credit agreement which expires June 30, 2014, of which $5,350,000 was outstanding at December 31, 2013. Borrowings against these agreements bear interest at the bank’s index rate (3.25% at December 31, 2013) and are collateralized by substantially all assets of the Company. The agreements are subject to financial covenants requiring a minimum level of tangible net worth and maximum debt to tangible net worth.

Long-term debt as of December 31, 2013 is as follows:

Note payable, former member, due in annual installments of $250,000 including interest at 4%, final payment due August 2014.	$250,000
Less current maturities	250,000
$-

Note 5.	Income Taxes

The Company, with the consent of its members, is taxed in accordance with the partnership sections of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the members account for their proportionate shares of the Company's items of income, deduction, losses, and credits. Therefore, these statements do not include any provision for income taxes; however, the Company intends to pay distributions in amounts to cover the member’s income tax liabilities related to the taxable income generated by the Company.

Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of accounting guidance for uncertainty in income taxes. The Company is no longer subject to tax examinations by the U.S. federal, state or local tax authorities for years before 2010.

Foremost Fabricators, LLC

Notes To Financial Statements

Note 6.	Major Customers

Net sales to customers comprising 10% or more of total net sales for the year ended December 31, 2013, and the related trade receivable balances at that date, are as follows:

	Net	Trade Receiv-
	Sales	able Balance

Customer A	$32,393,000	$160,000
Customer B	27,582,000	268,000
	$59,975,000	$428,000

Note 7.	Membership Repurchase Agreements

Under terms of the Company’s operating agreement, the Company is obligated to repurchase membership units of any deceased member or member/employee who is terminated for cause and has the option to repurchase membership units from any member who voluntarily offers units for sale. The agreement provides for the redemption price of the units based upon either a multiple of book value or a value determined from time to time by the Board of Managers. The agreement allows the Company to pay the amount due over a 5 year period.

Note 8.	Lease Agreements

The Company leases its operating facilities from an unrelated party under agreements which require monthly rentals of approximately $47,000 plus the payment of property taxes, insurance and normal maintenance. These agreements expire on various dates through December 2017 and provide for automatic annual renewals.

The Company also leases vehicles and equipment from unrelated parties under several agreements which require monthly rentals totaling approximately $12,000. The agreements expire between 2014 and 2019.

The net rental expense included in the statement of income for the year ended December 31, 2013 is approximately $773,000.

Future commitments under these agreements are as follows:

	Buildings	Vehicles	Equipment	Total

2014	$564,000	$35,000	$106,000	$705,000
2015	205,000	20,000	96,000	321,000
2016	118,000	-	88,000	206,000
2017	118,000	-	88,000	206,000
2018	-	-	79,000	79,000
Thereafter	-	-	42,000	42,000
	$1,005,000	$55,000	$499,000	$1,559,000

Foremost Fabricators, LLC

Notes To Financial Statements

Note 9.	Profit Sharing Plan

The Company has a qualified profit-sharing plan, more commonly known as a 401(k) plan, for substantially all of its employees with over six months of service. The Company is required to make a minimum match of 100% of the first 3% and 50% of the next 2% of eligible compensation deferred. The total expense charged to operations for the plan for the year ended December 31, 2013 is approximately $82,000.

Note 10.	Bonus Plan

The Company has a discretionary bonus plan for certain officers and key management personnel. Discretionary bonuses for the year ended December 31, 2013 were approximately $530,000.

Note 11.	Cash Flow Information

Supplemental information relative to the statement of cash flow for the year ended December 31, 2013 is as follows:

Supplemental disclosures of cash flow information:
Cash payments for interest	$236,108